EXHIBIT 21

Subsidiaries of the Registrant

NAME	JURISDICTION OF	PERCENTAGE
	INCORPORATION	OWNERSHIP

Heilongjiang Tong Gong Kuang
Ye You Xian Gong Si	Peoples’ Republic of China	100%